UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2013

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2013, Minerals Technologies Inc. (the “Company”) entered into an amendment to its standard form severance agreement with Robert S. Wetherbee, Chief Executive Officer, and has also entered into, or intends to enter into, similar amendments with the Company’s other senior executive officers.  The amendment amends the definition of “Change in Control” in the Company’s standard form severance agreement to:

●	Increase to 30% the percentage of the Company’s voting securities that a person would have to acquire to constitute a change of control; and

●
Provide that a change of control is triggered on the consummation, rather than shareholder approval, of a merger, consolidation, sale of all or substantially all the assets, or liquidation of the Company.

The foregoing description of the amendment to the Company’s standard form severance agreement is qualified in its entirety by reference to the full text of the form of amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits
		10.1	Form of amendment to the Company’s standard form of severance agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel and Secretary, Chief Compliance Officer

Date: March 26, 2013

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1	Form of amendment to the Company’s standard form of severance agreement